Exhibit 99.1

The Glimpse Group Issued Its 8th Virtual and Augmented Reality

U.S. Patent

Glimpse, via its Subsidiary Company Post Reality, Issued a New U.S. Patent For The Marker-Based Positioning of Simulated Reality

NEW YORK, NY, June 27, 2022 – The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR, FSE: 9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, today announced that its wholly owned subsidiary company, KreatAR, LLC (dba Post Reality), was issued U.S. Patent number 11380011 (“Patent”) effective July 5, 2022, for Marker-Based Positioning of Simulated Reality.

Post Reality (www.postreality.io) is a provider of enterprise AR presentation software, enabling users and organizations to effectively create, edit, and deploy personalized and specialized AR experiences and presentations. This is Post Reality’s third patent.

The Patent relates to a system for presenting a simulated reality relative to a user’s position. The system includes a camera, a processor (both typically a mobile phone or tablet) and a non-transitory memory containing computer readable instructions (i.e. “markers”). The interaction between these elements accurately determines the position of the user in a certain location, allowing for relevant content to be delivered to the user relative to where they are at any given point in time.

Liron Lerman, Founder, Chief Technology Officer and Chief Product Officer of Post Reality and the Patent’s inventor said, “the ability for businesses to accurately pinpoint where a customer is and to deliver specific and relevant content to that customer in real time is a key use case relating to this patent. Imagine a customer in a large retail store - as that customer moves from one section to another, the system can determine that customer’s exact location in the store and their gaze direction, and present location specific content, such as an AR experience (for example, the experience shown to the customer in the wine section, will be different than the one shown in the toy section).”

Lyron Bentovim, President & CEO of Glimpse commented, “The potential commercial implications of this Patent are clear and significant. As with our prior patents, we view it as an enabling VR and AR infrastructure patent. To date, Glimpse has filed 14 patent applications in the U.S. and has been issued 8 so far. In addition, when our transaction with Brightline closes, we expect to add 2 patents to our portfolio for 10 patents in total. We continue to build critical scale in our revenues, capabilities, operations and IP portfolio as we strengthen our position as one of the leading independent players in the emerging software and services immersive industry.”

About Post Reality

Post Reality is an Augmented Reality solutions provider enabling users and organizations to effectively create, edit, and deploy personalized and specialized AR experiences and presentations. Offering a comprehensive, intuitive suite of AR design tools as well as bespoke AR white-label experiences, Post Reality is breaking new ground in AR functionality in the EdTech, academic presentation, and professional conference spaces. For more information on Post Reality, please visit www.postreality.io

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us